SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 Current Report
                        Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): January 8, 1999

                            Cox Communications, Inc.
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             (Exact name of Registrant as specified in its charter)


                                    Delaware
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         (State or other jurisdiction of incorporation or organization)




                1-6590                               58-2112288
    -----------------------------         --------------------------------
        (Commission File Number)       (I.R.S. Employer Identification Number)

                              1400 Lake Hearn Drive
                             Atlanta, Georgia 30319
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               (Address of principal executive offices) (Zip Code)


                                 (404) 843-5000
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              (Registrant's telephone number, including area code)





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Item 5.  Other Events.

     In periodic reports filed with the Securities and Exchange Commission (the "SEC"), press releases and other written or oral disseminations from time to time, Cox Communications, Inc. ("CCI") sometimes makes forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, among others, statements concerning our outlook for the future and information about our strategic plans and objectives, expectations as to subscriber and revenue growth, anticipated rates of subscriber penetration, and other statements of expectations, beliefs, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. Actual results may differ materially from those in the forward-looking statements, and may be affected by known and unknown risks, uncertainties and other factors. Many of these risks and uncertainties have been discussed in our prior filings with the SEC. Factors to consider in connection with any of our forward-looking statements include, but are not limited to:

o Our ability to implement successfully our growth strategies and the level of success of our operating initiatives, including future expenditures on capital projects, terms and availability of capital, the actual level of revenue growth, adverse changes in the price of telephony interconnection or cable television programming, and disruptions in the supply of services and equipment. In addition, material changes in the cost of equipment or significant unanticipated capital expenditures could disrupt our business plan and adversely affect our business operations.

o Trends in our businesses, particularly trends in the market for existing and new communications services and changes in business strategy and development plans.

o Our ability to increase penetration in existing markets, as well as those we enter through acquisitions or other business combinations, including our ability to continue to control costs and maintain high standards of customer service, the extent to which consumer demand for voice, video and data services increases, subscriber availability and growth, and subscriber demand and competition.

o         Our  ability  to  generate  sufficient  cash  flow  to  meet  our debt service obligations and to finance ongoing operations. CCI has historically reporte net losses, and we operate with a significant level of indebtedness. Cash generated from operating activities and borrowing has been sufficient to fund our debt service, working capital obligations and capital expenditure requirements. We believe that CCI will continue to generate cash and obtain financing sufficient to meet such requirements. However, if CCI were unable to meet such requirements, we would have to consider refinancing our indebtedness or obtaining new financing. Although in the past we have been able to refinance our indebtedness and obtain new financing, there can be no assurance that we will be able to do so in the future or that, if we were able to do so, the terms available would acceptable to us. In addition, we must manage exposure to interest rate risk due to variable rate debt instruments.

o Changes in our relationship with, the performance of, and the market value of companies in which we have significant investments, especially investments in telecommunications and technology, including AT&T Corp., Sprint PCS, At Home Corporation and PrimeStar, Inc.

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o         Competition  from  alternative  methods of receiving and  distributing signals and from other sources of news, information and entertainment, such as newspapers, movie theaters, online computer services and home video products. Because our franchises are generally non-exclusive, there is potential for competition from other operators of cable
          television   systems  and  other   distribution   systems  capable  of
          delivering programming to homes or businesses, including direct broadcast satellite systems and multichannel, multipoint distribution services. In addition, we face general competitive factors, such as
          the  introduction  of  new  technologies   (such  as  Internet-  based
          services), changes in prices or demand for our products as a result of competitive actions or economic factors, and competitive pressures within the broadband communications industry.

o Our ability to obtain the necessary FCC, as well as state and local, authorizations for new services, and our response to adverse regulatory changes. The cable television industry is subject to extensive regulation by federal, local and, in some instances, state governmental agencies. Advances in communications technology as well as changes in the marketplace and the regulatory and legislative environment are constantly occurring. Thus it is not possible to predict the effect that ongoing developments might have on the cable communications industry or on our operations.

o Year 2000 Readiness Disclosure: Our ability to mitigate the impact of ------------------------------- the year 2000 issue. Cox has begun implementing a plan to assess, remediate and test its computer systems , software applications and equipment with imbedded microprocessors sufficiently in advance of the year 2000 in order to reduce the risk of an interruption in critical services related to the millennium date change. We are currently not aware of any material non-compliance by CCI's vendors or suppliers critical to CCI's operations that will materially affect our business; however, we do not control these systems and cannot assure that they will be converted in a timely fashion and, if not converted, would not have an adverse effect on our business operations.


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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 COX COMMUNICATIONS, INC.



         Dated: January 8, 1999                  By:  /s/ Andrew A. Merdek
                                                      --------------------
                                                      Andrew A. Merdek
                                                      Corporate Secretary